Exhibit 10.28

AMENDMENT NO. 1 TO AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LICENSE AGREEMENT (this “Amendment”), dated as of January 27, 2015 (the “Amendment Effective Date”) is entered into by and between NAPO PHARMACEUTICALS, INC., a Delaware corporation, with offices at 185 Berry Street, Suite 1300, San Francisco, California 94107 (“Napo”), and Jaguar Animal Health, Inc., a Delaware corporation, with offices at 185 Berry Street, Suite 1300, San Francisco, California 94107 (“JAH”).  Napo and JAH are sometimes referred to herein individual as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have previously entered into that License Agreement dated as of January 27, 2014, and amended and restated as of August 6, 2014 (the “Agreement”), where Napo has granted an exclusive license to the Napo Technology and the Napo IP; and

WHEREAS, the Parties desire to amend and modify payment structure and the license fee payable to Napo by JAH for the Napo Technology and the Napo IP.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment, the Agreement is hereby amended as follows:

1.                                      Definitions.  All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

2.                                      Amendments to the Agreement.

a.              Section 5.1 is hereby deleted in its entirety and replaced with the following:

“5.1                         License Fee.  In consideration of the development work conducted by Napo prior to the Effective Date with respect to the Napo Technology and Napo IP, and in consideration of the Napo Supplies, JAH shall pay to Napo a non-refundable license fee in an aggregate amount equal to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), less the fee of One Hundred Fifty Thousand Dollars ($150,000) that JAH already paid to Napo (the “License Fee”).  JAH shall remit the License Fee to Napo in accordance with the below payment schedule:

Payment Date	License Fee Amount
Amendment Effective Date	$25,000
March 31, 2015	$25,000
June 30, 2015	$150,000
September 30, 2015	$500,000
December 31, 2015	$500,000
March 31, 2016	$550,000	*
Total:	$1,750,000

* The License Fee payment due March 31, 2016 shall be less One Hundred Fifty Thousand Dollars ($150,000) that JAH has already paid to Napo.”

b.              Section 5.8 is hereby deleted in its entirety and replaced with the following:

“5.8                         Milestone Payments.  JAH shall promptly (and in any event within thirty (30) days) following the occurrence of any event triggering a milestone payment under Section 5.2 or Section 5.3 above, notify Napo in writing of such occurrence, and, within ten (10) days thereafter, pay the triggered milestone payment.”

c.               Section 5.13 is hereby deleted in its entirety and replaced with the following:

“5.13                  Payments in Equity.

5.13.1              JAH may, upon mutual agreement of the Parties, remit the License Fee payable to Napo in March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, in the form of JAH common stock, the value of which shall be the fair market value of such common stock, as shall be determined in good faith by the Board of Directors of JAH, on the date such common stock is issued; and, the Parties may, at that time, or at any time thereafter, negotiate a single, lump-sum payment representing the net present value of all future payments of License Fee.

5.13.2              JAH may, at its discretion, elect to remit any milestone payments and/or royalties in the form of JAH common stock, the value of which shall be the fair market value of such common stock, as shall be determined in good faith by the Board of Directors of JAH, on the date such common stock is issued; and, the Parties may, at that time, or at any time thereafter, negotiate a single, lump-sum payment representing the net present value of all anticipated future payments of any milestone payments and/or royalties.”

3.                                      Effect of this Amendment. This Amendment shall become effective as of the Amendment Effective Date.  There are no further changes to the terms of the Agreement.  Except as would be inconsistent with the terms of this

Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and be unaffected by this Amendment.

4.                                      Facsimile and Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission, if identified, legible and complete, will be regarded as an original signature and shall be as effective as delivery of a manually executed original counterpart of each such instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the Amendment Effective Date.

NAPO PHARMACEUTICALS, INC.		JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Lisa A. Conte	By:	/s/ John Kallassy

Name:	Lisa A. Conte	Name:	John Kallassy

Title:	CEO	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Amended and Restated License Agreement]